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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 23, 1994 (except with respect to the matter discussed in Note 21 and Note 22-J, as which the date is October 30, 1994) included in Exide Corporation's Form 8-K filed November 1, 1994, subsequently amended by Form 8-K/A filed December 9, 1994 and to all references to our Firm included in this registration statement.

                                          Arthur Andersen

Madrid, Spain
August 18, 1995